EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)           Phone:     610-366-1800
                         --------------------
         President and Chief Executive Officer           Toll-Free: 888-366-6622
                                                         Fax:       610-366-1900

                  American Bank Reports First Quarter Earnings

Allentown, PA, April 21, 2006 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter ended March 31, 2006. Net income for the quarter was $738,000, or $0.10 per diluted share, a decrease from $0.12 per diluted share in the same period in the prior year. While American Bank recognized a decrease in net income for the quarter, net interest income for the quarter ended March 31, 2006 was $2.6 million, unchanged from the prior year quarter ended March 31, 2005. The primary reason for the decrease in first quarter net income is attributable to a pre-tax impairment charge of $145,000 on available for sale investment securities. The impairment charge resulted from management's determination that Fannie Mae Preferred Stock Series-F was other than temporarily impaired at March 31, 2006. Also impacting the current quarter were the legal and accounting costs associated with the repurchase of 1.4 million shares of the Company's common stock.

Average interest-earning assets increased $11.6 million, to $508.0 million at March 31, 2006, compared to $496.4 million at March 31, 2005. Total assets were $525 million at the end of the quarter, while total deposits reached $383 million as of March 31, 2006. While the Company's net interest margin increased by seven basis points to 2.06% at March 31, 2006 when compared to December 31, 2005, it decreased by six basis points when compared to 2.12% at March 31, 2005, a result of the flattening of the Treasury yield curve during the year.

President and CEO Mark Jaindl stated, "Although the Company incurred non-recurring expenses during the first quarter which impacted our net income, our emphasis on serving small- to medium-sized commercial businesses throughout the Lehigh Valley proved beneficial as we increased our loan portfolio by 22.4%, or $56.1 million, since March 2005. While we are increasing our loan balances, we remain focused on asset quality as evidenced by non-performing assets, which remained at less than $40,000 at March 31, 2006."

Jaindl continued, "We continue to implement strategies to enhance shareholder value and this was most recently evidenced by the 33% increase in our annual dividend rate and the decision by our Board of Directors to pay dividends quarterly as opposed to annually. On March 21, 2006, our Board of Directors declared a quarterly dividend of $0.04 per share of common stock to shareholders of record on April 14, 2006. In addition, the Board has determined to allow for the reinvestment of dividends to purchase additional shares of American Bank Inc. common stock at a 5% discount to the average of the closing "bid" and "ask" price on the Record Date.

American Bank common stock last traded at $8.25 per share.

About American Bank
------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

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American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
---------------------------

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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                               American Bank, Inc.
                         Selected Financial Information
                  (Amounts in thousands, except per share data)

                                                                      Unaudited
                                                                       March 31,                   December 31,
                                                                   2006           2005                2005
                                                                   ----           ----                ----

         Selected Financial Condition Data:
         Total assets................................            $524,874       $527,365             $529,100
         Loans receivable, net.......................             308,409        252,358              301,394
         Allowance for loan losses ..................               3,521          2,904                3,393
         Securities available for sale (at fair value)            178,067        227,799              188,691
         Securities held to maturity (at cost).......              13,327         23,282               13,482
         Deposits....................................             382,998        358,230              368,958
         Short-term debt.............................              27,920         17,205               12,921
         Long-term debt..............................              69,820         96,027               90,848
         Junior subordinated debentures..............              10,187         10,187               10,187
         Stockholders' equity........................              31,824         43,777               44,345

         Book value per share........................            $   5.27       $   5.84             $   5.97

         Shares outstanding..........................               6,048          7,539                7,424


                                                                       Unaudited
                                                                      For the Three
                                                               Months Ended March 31,
                                                                 2006               2005
                                                                 ----               ----
         Selected Operating Data:
         Total interest income.......................         $  6,802          $ 5,758
         Total interest expense......................            4,189            3,126
                                                              --------          -------
                      Net interest income............            2,613            2,632
         Provision for loan losses...................              128              136
                                                              --------          -------
             Net interest income after provision
               for loan losses.......................            2,485            2,496
                                                              --------          -------
         Fees and service charges....................               51               53
         Net gain (loss) on available for sale securities          (90)               9
         Net realized gain on sale of mortgage loans.               10               24
         Earnings on bank owned life insurance.......               87               87
               Other income..........................               59              141
                                                              --------          -------
             Total non-interest income...............              117              314
                                                              --------          -------
             Total operating expense.................            1,539            1,412
                                                              --------          -------
                 Income before taxes on income.......            1,063            1,398
         Taxes on income.............................              325              436
                                                              --------          -------
         Net income..................................         $    738          $   962
                                                              ========          =======
            Earnings per share-basic .................        $   0.11          $  0.13
                                                              ========          =======
                               -diluted ..............        $   0.10          $  0.12
                                                              ========          =======
            Weighted average shares outstanding for
              earnings per share calculation-basic....           6,839            7,346
                                                               =======          =======
                                -diluted..............           8,073            8,589
                                                               =======          =======

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                               American Bank, Inc.
                         Selected Financial Information

                                                                           Unaudited
                                                                        For the Three
                                                                     Months Ended March 31,
                                                                       2006          2005
                                                                       ----          ----
         Performance Ratios(1):
         ---------------------
         Return on assets (ratio of net income to
           average total assets).....................                  0.56%         0.75%
         Return on equity (ratio of net income
            to average equity).......................                  7.53%         9.00%
         Net interest margin (ratio of net interest income
           divided by average earning assets)........                  2.06%         2.12%
         Ratio of operating expense to average total assets.           1.16%         1.10%
         Efficiency ratio (ratio of operating expenses divided by
           net interest income plus non-interest income)              56.37%        48.01%

         Asset Quality Ratios:
         ---------------------
         Non-performing assets to total assets at end of period        0.01%         0.04%
         Allowance for loan losses to non-performing loans         8,739.58%     1,444.80%
         Allowance for loan losses to loans receivable                 1.13%         1.14%

         Regulatory Capital Ratios-Bank:
         -----------------------------
         Tier I to average assets                                      7.82%         8.23%
         Tier I to risk weighted assets                               11.50%        12.43%
         Total capital to risk weighted assets                        12.50%        13.30%

         -------------------------
        (1) Ratios for the three month periods are annualized.